UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017

SOLARIS OILFIELD INFRASTRUCTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9811 Katy Freeway, Suite 900 Houston, Texas 77024 (Address of principal executive offices) (Zip Code) (281) 501-3070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Explanatory Note:

Solaris Oilfield Infrastructure, Inc., a Delaware corporation (the “Company”), is filing this amendment to the Current Report on Form 8-K filed by the Company on August 2, 2017 (the “Original Report”) for the sole purpose of filing as an exhibit the Sand Storage and Transload Agreement, dated July 27, 2017, between Solaris Logistics, LLC, an indirect wholly owned subsidiary of the Company (“Solaris Logistics”), and a third party customer (the “Agreement”), portions of which have been redacted pursuant to a confidential treatment request filed with the Securities and Exchange Commission.

Item 1.01Entry into a Material Definitive Agreement.

As disclosed in the Original Report, on July 27, 2017, Solaris Logistics entered into the Agreement. The description of the Agreement included in the Original Report is hereby incorporated by reference into this Item 1.01. The Agreement is attached to this Form 8-K/A as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
*10.1	Sand Storage and Transload Agreement, dated July 27, 2017, between Solaris Logistics, LLC and a third party customer.

* Confidential treatment has been requested as to certain portions thereto, which portions are omitted and will be filed separately with the Securities and Exchange Commission.

EXHIBIT INDEX

Exhibit Number	Description
*10.1	Sand Storage and Transload Agreement, dated July 27, 2017, between Solaris Logistics, LLC and a third party customer.

* Confidential treatment has been requested as to certain portions thereto, which portions are omitted and will be filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2017

SOLARIS OILFIELD INFRASTRUCTURE, INC.

By:	/s/ Kyle S. Ramachandran
Name:	Kyle S. Ramachandran
Title:	Chief Financial Officer